Exhibit 11

EQUITY RIGHTS AGREEMENT

THIS EQUITY RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 22, 2010, by and among Vintage Capital Group, LLC, a Delaware limited liability company (together with its successors and assigns, the “Investor”), and Caprius, Inc., a Delaware corporation (the “Company”), with reference to the following facts:

R E C I T A L S

A. The Company and the Investor are parties to that certain Securities Purchase and Sale Agreement, dated as of September 16, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) providing for, among other things, (i) the issuance by the Company and the purchase by the Investor of that certain Note, and (ii) the issuance by the Company and the purchase by the Investor of a warrant (the “Warrant”) to purchase 40% (in the aggregate) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on a Fully Diluted Basis (as defined in the Warrant).

B. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

1. Preemptive Rights.

(a) The Company hereby grants to the Investor, from and after the initial exercise of the Warrant, the right to purchase up to its pro rata share of any New Company Securities (as such term is defined below) which the Company may from time to time propose to sell and issue, and the Company shall not issue or sell any New Company Securities without first complying with the provisions of this Section 1. For purposes of this Section 1(a), the Investor’s pro rata share shall be equal to a percentage based on a fraction, (i) the numerator of which is equal to the number of issued and outstanding shares of Common Stock beneficially owned by the Investor immediately prior to the issuance of the New Company Securities, and (ii) the denominator of which is equal to the total number of shares of Common Stock outstanding or deemed outstanding on a Fully Diluted Basis (as defined in the Warrant) immediately prior to the issuance of the New Company Securities.

(b) The term “New Company Securities” shall mean any capital stock of the Company (including Common Stock or preferred stock of the Company), whether now authorized or not, and any equity rights of the Company (collectively, “Stock”); provided, however, that the term New Company Securities does not include any stock issued pursuant to: (i) any stock options, warrants or equity convertible into Common Stock as of the Closing Date, (ii) any stock option or similar plan approved by the Investor, (iii) any Common Stock issued in a bona fide public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), so long as the Company receives proceeds in such public offering (net of selling commissions and underwriting discounts) of at least $1,000,000 and so long as the shares of Common Stock sold in such public offering are listed on Nasdaq or any other national securities exchange, or (iv) any Stock issued in order to acquire another company, business or assets, in a transaction approved by the Board of Directors of the Company (the “Board”) and consented to by the Investor.

(c) If the Company proposes to undertake an issuance of New Company Securities, it shall give the Investor written notice (an “Issuance Notice”) of its intention, describing the number and type of New Company Securities, and their proposed offer price and the general terms upon which the Company proposes to issue the same. The Investor shall have ten (10) Business Days (the “Acceptance Period”) after the receipt of the Issuance Notice to agree to purchase up to its pro rata share of such New Company Securities for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company (the “Acceptance Notice”) and indicating therein the number of New Company Securities to be purchased. The Company shall, at the closing of the issuance of the New Company Securities, sell to the Investor such number of New Company Securities as it shall have agreed to purchase in the Acceptance Notice; provided, that the Investor shall not be obligated to purchase such securities until ten (10) Business Days after delivery of the Acceptance Notice.

(d) The Company may, during the sixty (60) day period following the expiration of the Acceptance Period, offer the remaining unsubscribed portion of the New Company Securities, if any, to any person or persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Issuance Notice. If the Company does not enter into an agreement for the sale of the New Company Securities within such period, or if the terms of such offer change from those described in the Issuance Notice, the preemptive rights provided hereunder shall be deemed to be revived and such New Company Securities shall not be offered unless first reoffered to the Investor in accordance herewith.

2. Observation Rights.

(a) Observation Rights. The Investor shall at all times have the right to designate a representative to be a Board observer (the “Investor Observer”), whom the Company shall invite to attend, in a non-voting observer capacity, all meetings of the Board and the committees thereof and all meetings of the stockholders of the Company. Notice of such meetings shall be given to the Investor Observer in the same manner and at the same time as to the members of the Board or such committees or such stockholders, as the case may be (which in any event shall not be less then forty-eight (48) hours prior to such meeting unless otherwise agreed to by the Investors in advance and in writing). The Investor Observer shall be provided with copies of (i) a meeting agenda, if any is prepared, (ii) all information that is provided to the members of the Board or such committees or such stockholders (whether prior to, at, or subsequent to any such meetings), as the case may be, at the same time as such materials are provided to the members of the Board or such committee or such stockholders, as the case may be, and (iii) copies of the minutes of all meetings of the Board and such committees or such stockholders concurrently with the distribution of such minutes to one or more members of the Board or such committees or such stockholders, as the case may be, but in no event later than forty-five (45) days after each such meeting, and copies of any action proposed to be taken by written consent shall be provided to the Investor Observer reasonably prior to and promptly after execution thereof. The Investor Observer may be excluded from any meeting or portion thereof if the Board reasonably believes that there is a legitimate business or legal reason to maintain the confidential nature of the meeting or portion thereof; provided, that prior to being excluded, the Investor Observer and the Investor shall be offered the opportunity to enter into a joint defense agreement in a form reasonably determined by Company counsel, unless the matter involves a dispute or transaction with the Investor.

(b) Indemnification and Insurance.

(i) The Company shall, to the maximum extent permitted by law, indemnify, defend and hold harmless each Investor Observer, the Investor and each of their respective employees, partners, principals, agents, attorneys, accountants, representatives and other Affiliates (collectively, the “Investor Parties”), from and against all costs, expenses, liabilities, claims, judgments, damages and losses, including, without limitation, all reasonable attorneys’ fees, costs and expenses and the cost of any investigation and preparation incurred in connection therewith, incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively, “Liabilities and Costs”), arising out of or in any way related to the fact that any Investor Party is or was a director, officer, employee, advisor or other agent of the Company or any subsidiary of the Company, is or was serving as an observer of the Board, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, observer or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise and, in connection with any Investor Party serving as such director, officer, employee, trustee, agent, observer or fiduciary, provided that such Investor Party acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and not in violation of law.

(ii) Upon request by any Investor Party, and upon receipt of an undertaking by the applicable Investor Party to reimburse the Company if the Investor Party is found by a court of competent jurisdiction in a final, non-appealable judgment to not have been entitled to indemnification (except for amounts paid under the next sentence), the Company shall advance (within five (5) Business Days of such request) any and all expenses, including, without limitation, any and all reasonable attorneys’ fees, costs and expenses and the fees, costs and expenses of any investigation and preparation incurred in connection with any matter for which such Investor Party is or may be entitled to indemnification hereunder. The Company shall also indemnify each Investor Party from and against any and all Liabilities and Costs incurred in connection with any claim or action brought to enforce such Investor Party’s rights under this Section 2(b), or under Applicable Law or the Company’s articles of incorporation or bylaws now or hereafter in effect relating to indemnification, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether such Investor Party is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be. If, for any reason, the foregoing indemnification is not available for any reason or is not sufficient to indemnify and hold the Investor Parties harmless from all such Liabilities and Costs, then the Company shall promptly contribute to the amount of all such Liabilities and Costs paid or payable by any Investor Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and the Investor, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The Company’s reimbursement, indemnity and contribution obligations shall be in addition to any liability or other obligation the Company may otherwise have at law or under any other agreement or its organizational or governing documents, and such obligations shall, to the extent permitted by law, extend, upon the same terms, to all Investor Parties. This Section 2(b) shall survive indefinitely after the termination of this Agreement.

(iii) At any time that the Obligations are outstanding and continuing for as long as any claim may be made against any Investor Party during any applicable statute of limitations periods, the Company shall have in place and shall maintain in force and effect one or more directors’ and officers’ liability insurance policies providing at least $5,000,000 (or such other amount as is acceptable to the Investor) in insurance coverage for the Investor and for any Investor Party serving as a director, observer or officer of the Company, for claims under federal and state securities laws and other claims for which such coverage might extend, under terms and conditions generally included in such policies and so long as the Company can obtain such a policy under terms reasonably acceptable to the Investor (including the premium amount).

3. Nondisclosure.

(a) The Investor recognizes and acknowledges that the Investor has had access to certain confidential information of the Company and that such information constitutes valuable, special, and unique property of the Company. The Investor agrees, therefore, that the Investor shall not use or disclose to any party for any reason or purpose whatsoever, any of such confidential information unless authorized by the Company’s management for use in furtherance of the Company’s business or required by law (whether orally or in writing, by interrogatory, subpoena, civil investigatory demand or any similar process relating to any legal proceeding, investigation, hearing or otherwise) to make such disclosure.

(b) The Investor acknowledges that, to the extent any of the Company’s securities are at any time publicly traded, possession of the information obtained pursuant to this Agreement or any other agreement between the Investor and the Company may constitute the possession of material non-public information and the possession of that information or the use restriction set forth herein may preclude s the Investor from buying or selling such publicly traded securities.

(c) Notwithstanding anything in this Section 3 to the contrary, any use and trading restrictions set forth herein shall in no event apply to the purchase or sale by the Investor or its Affiliates of the Warrant, any preferred stock of the Company, or any common stock of the Company pursuant to a tender offer by the Investor or its Affiliates for all or substantially all of the Common Stock of the Company, or a merger of the Company with or into Investor or any Affiliate of Investor, except as may be required by law.

4. Termination of Agreement. This Agreement shall terminate upon the earliest to occur of the following: (a) the written agreement of the parties hereto, (b) the consummation of a merger transaction pursuant to which the stockholders of the Company receive cash, securities or other consideration in exchange for their shares of Stock, and (c) the Investor (together with its successors and assignees) holding in the aggregate less than five percent (5%) of the Stock on a Fully Diluted Basis (as defined in the Warrant).

5. General Provisions, Assignments. The Investor may assign its rights hereunder to any of its Affiliates or any person to whom the Investor may transfer or assign securities of the Company.

(a) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given at the earliest of (i) the date received, (ii) one (1) Business Day, after being sent by a nationally recognized overnight courier for next Business Day delivery, with receipt acknowledged or (iii) five (5) Business Days after being mailed, postage prepaid, by certified mail, return receipt requested, addressed, in the case of each party hereto, at its address specified on the signature page hereto, or to such other address as may be designated by any party in a notice to the other parties as herein provided.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c) Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

(d) Equitable Relief. The parties hereto agree that, in the event of a breach by the Company of any of the provisions of this Agreement, damages alone will be an inadequate remedy and that such breach will cause the parties great, immediate and irreparable injury; accordingly, the Company agrees that the Investor shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any other remedies it may have at law or under this Agreement.

(e) Waiver to Trial by Jury. TO THE EXTENT PERMITTED AND ENFORCEABLE UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

(f) Consent to Forum. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR THE INVESTOR, EACH

PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT THE INVESTOR’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY AND THE INVESTOR HEREBY WAIVE ANY OBJECTION WHICH THE COMPANY OR THE INVESTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY AND THE INVESTOR HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO THE COMPANY AND THE INVESTOR AT THE ADDRESSES SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S OR THE INVESTOR’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE INVESTOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE INVESTOR OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(g) Judicial Reference. IN THE EVENT THE WAIVER PROVIDED IN SECTION 5(e) IS DEEMED INEFFECTIVE, IN ORDER TO GIVE EFFECT TO THE PARTIES’ DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES, COSTS AND EXPENSES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST

FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. WITHOUT LIMITING OR AFFECTING ANY INDEMNITIES AVAILABLE TO THE INVESTOR PARTIES, THE INVESTOR PARTIES, ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE INVESTOR AND 50% BY THE COMPANY) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

(h) Attorneys’ Fees. In the event that any party seeks to enforce his, her or its rights under this Agreement, the prevailing party shall be entitled to recover reasonable fees (including attorneys’ fees), costs and all other reasonable expenses incurred in connection therewith, including the fees, costs and expenses of appeals.

(i) Successors. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and permitted assigns.

(j) No Third-Party Benefits. Except as expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

(k) Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or PDF signatures delivered hereunder shall be deemed, and as effective as, originals.

(l) Modification, Amendment and Waiver. This Agreement shall not be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(m) Further Assurances. The parties agree to execute such further documents and instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(n) Integration. This Agreement (including the Exhibits hereto), and any documents referred to herein or executed contemporaneously herewith, constitute the entire agreement of the parties with respect to the collective subject matter hereof and thereof, and supersede any prior or contemporaneous oral or written agreements or understandings with respect to such collective subject matter.

(o) Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(p) Gender and Number; Defined Terms. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and whenever the context so requires. Additionally, unless the context requires otherwise, “or” is not exclusive.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their respective officers, partners or other representatives, thereunto duly authorized, all as of the date first above written.

COMPANY: CAPRIUS, INC. a Delaware corporation

By:	/s/ Dwight Morgan
	Name:	Dwight Morgan
	Title:	Chief Executive Officer
	Address:	10 Forest Avenue,
Suite 220, Paramus,
New Jersey 07652

[SIGNATURE PAGE TO EQUITY RIGHTS AGREEMENT]

INVESTOR: VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company

By:	/s/ Fred C. Sands
	Name:	Fred C. Sands
	Title:	Chairman
	Address:	11611 San Vicente Blvd. 10th Floor Los Angeles, CA 90049

[SIGNATURE PAGE TO EQUITY RIGHTS AGREEMENT]